EXHIBIT 10.62

TERMS OF PERFORMANCE SHARE UNIT AWARD AGREEMENT WITH CERTAIN EXECUTIVE OFFICERS

The Form of Performance Share Unit Award Agreement (the “Agreement”), filed as Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, contains blanks where the grantee's name, target number of shares, grant date, vesting date, performance measurement period, shortened performance measurement period start date, and months in term provided under the Agreement vary for each executive.

On January 24, 2022, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of performance goals. The performance share awards were granted with a term of 36 months and vest on January 24, 2025. The performance period start date was January 1, 2022 thereby making the performance period January 1, 2022 through December 31, 2024. The target number of shares for each executive awarded performance shares on January 24, 2022 is listed below.

Executive Officer	Target number of shares
Edward O. Handy III	7,190
Mark K.W. Gim	3,420
Ronald S. Ohsberg	2,670
Kristen L. DiSanto	2,310
Debra A. Gormley	2,310
James M. Hagerty	2,310
Mary E. Noons	2,310
Kathleen A. Ryan	2,310
William K. Wray	2,310
Dennis L. Algiere	1,690
Maria N. Janes	1,690